UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2023

POINT BIOPHARMA GLOBAL INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39373	85-0800493
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4850 West 78th Street
Indianapolis, IN	46268
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 317 543-9957

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	PNT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

As previously reported in the Current Report on Form 8-K filed on October 3, 2023, with the U.S. Securities and Exchange Commission (the “SEC”), POINT Biopharma Global Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger, dated as of October 2, 2023 (the “Merger Agreement”), with Eli Lilly and Company, an Indiana corporation (“Parent”) and Yosemite Falls Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). All capitalized terms used herein and not otherwise defined have the meanings given to such terms in the Merger Agreement.

Pursuant to the Merger Agreement, on October 13, 2023, Merger Sub commenced a cash tender offer (the “Offer”) to purchase all of the outstanding shares of common stock of the Company, par value $0.0001 per share (the “Shares”), at a price of $12.50 per share (the “Offer Price”), net to the seller in cash, without interest, subject to applicable withholding taxes and on the terms and subject to the conditions set forth in the Merger Agreement.

At 5:00 p.m., Eastern Time, on December 22, 2023 (the “Expiration Time”), the Offer expired and was not further extended. Computershare Trust Company, N.A., the depositary and paying agent for the Offer, advised Merger Sub that, as of the Expiration Time, a total of 72,788,215 Shares were validly tendered and not properly withdrawn pursuant to the Offer, representing approximately 67.97% of the Shares issued and outstanding as of the expiration of the Offer. The number of Shares tendered satisfied the Minimum Tender Condition. As the Minimum Tender Condition and each of the other conditions of the Offer were satisfied, on December 26, 2023 Merger Sub accepted for payment the Shares that were validly tendered and not properly withdrawn pursuant to the Offer prior to the Expiration Time. Parent has transmitted payment for such Shares to the depositary and paying agent, which will disburse the Offer Price to tendering Company stockholders whose Shares have been accepted for payment in accordance with the terms of the Offer.

Following consummation of the Offer, on December 27, 2023, Parent completed its acquisition of the Company pursuant to the terms of the Merger Agreement through the merger of Merger Sub with and into the Company, and without a meeting of stockholders of the Company in accordance with Section 251(h) of the DGCL, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”).

In the Merger, each Share issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) that was not tendered and accepted pursuant to the Offer (other than the Shares owned by the Company or any subsidiary of the Company, Shares held by Parent, Merger Sub or any other subsidiary of Parent, and Shares as to which appraisal rights have been perfected in accordance with applicable law) was canceled and converted into the right to receive the Offer Price in cash and without interest, less any applicable tax withholding. Prior to the Effective Time, each Company stock option that was outstanding but not then vested or exercisable was immediately vested and became exercisable in full. At the Effective Time, each Company stock option that had an exercise price less than the Offer Price was canceled and converted into the right to receive, for each Share underlying such Company stock option, an amount in cash without interest equal to the difference between the Offer Price and the applicable per share exercise price, less any applicable tax withholding. At the Effective Time, each Company stock option that had an exercise price equal to or greater than the Offer Price was canceled for no consideration. At the Effective Time, each Company performance stock unit was canceled and converted into the right to receive, for each Share underlying such Company performance stock unit, an amount in cash without interest equal to the Offer Price, less any applicable tax withholding, which replacement cash award will vest and be payable at the same time as the Company performance stock unit would have vested pursuant to its terms.

The foregoing description of the Offer, the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 3, 2023, and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On December 27, 2023, in connection with the consummation of the Merger and effective as of the Effective Time, the Company terminated the POINT Biopharma Global Inc. 2020 Equity Incentive Plan and the POINT Biopharma Global Inc. 2021 Equity Incentive Plan.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures under the Introductory Note of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under the Introductory Note are incorporated herein by reference.

On December 22, 2023, the Company (i) notified the Nasdaq Stock Market LLC (“Nasdaq”) of the anticipated consummation of the Merger and (ii) requested that Nasdaq (A) halt trading of the Shares effective as of 8:00 p.m., Eastern Time, on December 26, 2023, and, (B) following the Effective Time, file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosures under the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The disclosures under the Introductory Note, Item 2.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

As a result of the consummation of the Offer and the Merger, there was a change in control of the Company, and Parent, as the parent of Merger Sub, acquired control of the Company. The Offer Price was funded through Parent’s cash on hand and borrowings at prevailing market interest rates under Parent’s commercial paper program. To the knowledge of the Company, there are no arrangements which may at a subsequent date result in a further change in control of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, as of the Effective Time, the directors of Merger Sub immediately prior to the Effective Time became the directors of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time were Gordon J. Brooks, Phillip L. Johnson and Michael C. Thompson. As of the Effective Time, Neil Fleshner, Jonathan Goodman, Gerry Hogue, David Lubner, Rajesh Malik, Bridget Martell, Yael Margolin, Joe McCann and Allan Silber each ceased to be directors of the Company and members of any committee of the Company’s board of directors. These departures were not a result of any disagreement between the Company and the directors on any matter relating to the Company’s operations, policies or practices.

In accordance with the terms of the Merger Agreement, each officer of Merger Sub immediately prior to the Effective Time became an officer of the Company effective as of the Effective Time. The officers of Merger Sub immediately prior to the Effective Time were Philip L. Johnson as President, Chris Anderson as Secretary, Michael C. Thompson as Treasurer, Jonathan Groff as Assistant Secretary and Katie Lodato as Assistant Treasurer. Effective immediately following completion of the Merger, all of the incumbent officers of the Company, as of immediately prior to the effectiveness of the Merger, were removed as officers of the Company.

Biographical and other information regarding the new directors and officers of the Surviving Corporation has been previously disclosed in Schedule I of the Offer to Purchase filed as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed by Parent and Merger Sub with the SEC on October 13, 2023, as subsequently amended, which is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, the Company’s certificate of incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”). In addition, pursuant to the terms of the Merger Agreement, the by-laws of Merger Sub immediately prior to the Effective Time became the by-laws of the Company effective as of the Effective Time (the “Amended and Restated By-Laws”).

Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated October 2, 2023, by and among Parent, Merger Sub and the Company (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC by the Company on October 3, 2023).*

3.1	Amended and Restated Certificate of Incorporation of POINT Biopharma Global Inc., dated December 27, 2023.**

3.2	Amended and Restated By-Laws of POINT Biopharma Global Inc., dated December 27, 2023.**

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules and attachments to the SEC upon request.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POINT Biopharma Global Inc.

By:	/s/ Philip L. Johnson
Name: Philip L. Johnson
Title: President

Dated: December 27, 2023